                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             NEWNAN HOLDINGS, INC.,

                                      AND

                          TARA BANKSHARES CORPORATION

                          DATED AS OF NOVEMBER , 1996

                               TABLE OF CONTENTS

                                                                         Page

Preamble.............. ..................................................  1

ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER..............................  1
    1.1    Merger........................................................  1
    1.2    Time and Place of Closing.....................................  1
    1.3    Effective Time................................................  2

ARTICLE 2  TERMS OF MERGER...............................................  2
    2.1    Articles of Incorporation.....................................  2
    2.2    Bylaws........................................................  2
    2.3    Directors and Officers........................................  2

ARTICLE 3  MANNER OF CONVERTING SHARES...................................  2
    3.1    Conversion of Shares..........................................  2
    3.2    Anti-Dilution Provisions......................................  3
    3.3    Shares Held by Tara or Holdings...............................  3
    3.4    Fractional Shares.............................................  3

ARTICLE 4  EXCHANGE OF SHARES............................................  4
    4.1    Exchange Procedures...........................................  4
    4.2    Rights of Former Tara Shareholders............................  4

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF TARA........................  5
    5.1    Organization, Standing, and Power.............................  5
    5.2    Authority; No Breach By Agreement.............................  5
    5.3    Capital Stock.................................................  6
    5.4    Tara Subsidiaries.............................................  7
    5.5    Financial Statements..........................................  7
    5.6    Absence of Undisclosed Liabilities............................  8
    5.7    Absence of Certain Changes or Events..........................  8
    5.8    Tax Matters...................................................  8
    5.9    Allowance for Possible Loan Losses............................  9
    5.10   Assets........................................................  9
    5.11   Environmental Matters......................................... 10
    5.12   Compliance with Laws.......................................... 11
    5.13   Labor Relations............................................... 11
    5.14   Employee Benefit Plans........................................ 12
    5.15   Material Contracts............................................ 13
    5.16   Legal Proceedings............................................. 14
    5.17   Reports....................................................... 14

                                                                         Page

    5.18   Statements True and Correct................................... 14
    5.19   Accounting Tax and Regulatory Matters......................... 15
    5.20   Charter Provisions............................................ 15
    5.21   Intellectual Property......................................... 15
    5.22   Registration Obligations...................................... 15
    5.23   Loans......................................................... 15

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF HOLDINGS.................... 16
    6.1    Organization, Standing, and Power............................. 16
    6.2    Authority; No Breach By Agreement............................. 17
    6.3    Capital Stock................................................. 17
    6.4    Holdings Subsidiaries......................................... 18
    6.5    Financial Statements.......................................... 19
    6.6    Absence of Undisclosed Liabilities............................ 19
    6.7    Absence of Certain Changes or Events.......................... 19
    6.8    Tax Matters................................................... 19
    6.9    Allowance for Possible Loan Losses............................ 20
    6.10   Assets........................................................ 20
    6.11   Environmental Matters......................................... 21
    6.12   Compliance with Laws.......................................... 22
    6.13   Labor Relations............................................... 23
    6.14   Employee Benefit Plans........................................ 23
    6.15   Material Contracts............................................ 24
    6.16   Legal Proceedings............................................. 25
    6.17   Reports....................................................... 25
    6.18   Statements True and Correct................................... 25
    6.19   Accounting, Tax and Regulatory Matters........................ 26
    6.20   Charter Provisions............................................ 26
    6.21   Intellectual Property......................................... 26
    6.22   Loans......................................................... 26

ARTICLE 7  CONDUCT OF BUSINESS PENDING CONSUMMATION...................... 27
    7.1    Affirmative Covenants of Tara................................. 27
    7.2    Negative Covenants of Tara.................................... 28
    7.3    Covenants of Holdings......................................... 29
    7.4    Adverse Changes in Condition.................................. 30
    7.5    Reports....................................................... 30

                                                                         Page

ARTICLE 8  ADDITIONAL AGREEMENTS......................................... 30
    8.1    Proxy Statement; Shareholder Approval......................... 30
    8.2    Applications.................................................. 31
    8.3    Filings with State Offices.................................... 31
    8.4    Agreement as to Efforts to Consummate......................... 31
    8.5    Investigation and Confidentiality............................. 31
    8.6    Press Releases................................................ 32
    8.7    Certain Actions............................................... 32
    8.8    Accounting and Tax Treatment.................................. 33
    8.9    Charter Provisions............................................ 33
    8.10   Agreement of Stock Recipients................................. 33
    8.11   Employee Benefits and Contracts............................... 33
    8.12   Indemnification............................................... 34
    8.13   Certain Modifications......................................... 35

ARTICLE 9  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE............. 35
    9.1    Conditions to Obligations of Each Party....................... 35
    9.2    Conditions to Obligations of Holdings......................... 36
    9.3    Conditions to Obligations of Tara............................. 37

ARTICLE 10 TERMINATION................................................... 38
    10.1   Termination................................................... 38
    10.2   Effect of Termination......................................... 39
    10.3   Non-Survival of Representations and Covenants................. 39

ARTICLE 11 MISCELLANEOUS................................................. 40
    11.1   Definitions................................................... 40
    11.2   Expenses...................................................... 47
    11.3   Brokers and Finders........................................... 47
    11.4   Entire Agreement.............................................. 47
    11.5   Amendments.................................................... 47
    11.6   Waivers....................................................... 48
    11.7   Assignment.................................................... 48
    11.8   Notices....................................................... 48
    11.9   Governing Law................................................. 49
    11.10  Counterparts.................................................. 49
    11.11  Captions...................................................... 49
    11.12  Enforcement of Agreement...................................... 49
    11.13  Severability.................................................. 50
    11.14  Previously Disclosed.......................................... 50

                               LIST OF EXHIBITS
                               ----------------

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

     1.           Allocation of Holdings shares ((S) 3.1(c))

     2.           Form of agreement of recipients of Holdings Stock ((S) 8.10)

     3.           Form of Covenant Not to Compete and Indemnification Agreement
                  ((S) 9.2(g))

     4.           Matters as to which Counsel for Tara will opine ((S) 9.2(d))

     5.           Matters as to which Counsel for Holdings will opine ((S)
                  9.3(d))

                       "PREVIOUSLY DISCLOSED" REFERENCES
                       ---------------------------------

SECTION NUMBER    DESCRIPTION
--------------    -----------

     5.3          Capital Stock (Tara)

     5.5          Financial Statements (Tara)

     5.10         Assets (Tara)

     5.14         Employee Benefit Plans (Tara)

     5.15         Material Contracts (Tara)

     6.3          Capital Stock (Holdings)

     6.5          Financial Statements (Holdings)

     6.10         Assets (Holdings)

     6.14         Employee Benefit Plans (Holdings)

     6.15         Material Contracts (Holdings)

     7.2(d)(g)    Negative Covenants of Tara

     8.10         Agreement of Recipients of Holdings Stock (Tara)

     8.11         Employee Benefits and Contracts (Tara)

     11.1         Definitions

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this ____ day of November, 1996, by and between NEWNAN HOLDINGS, INC. ("Holdings"), a corporation organized and existing under the laws of the State of Georgia, and TARA BANKSHARES CORPORATION ("Tara"), a corporation organized and existing under the laws of the State of Georgia.

                                    PREAMBLE
                                    --------

     The Boards of Directors of Holdings and Tara are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the combination of Tara with Holdings pursuant to the merger of Tara with and into Holdings. At the effective time of such merger, the outstanding shares of the capital stock of Tara shall be converted into the right to receive either cash or, in limited circumstances as described herein, shares of the common stock of Holdings. The transactions described in this Agreement are subject to the approvals of the shareholders of Tara, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

     1.1  MERGER.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, Tara shall be merged with and into Holdings in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). Holdings shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Tara and Holdings.

     1.2  TIME AND PLACE OF CLOSING.  The Closing will take place at 10:00 a.m.
          -------------------------
on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a. m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3  EFFECTIVE TIME.  The Merger contemplated by this Agreement shall
          --------------
become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of Tara approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officers of each Party.


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  ARTICLES OF INCORPORATION.  The Articles of Incorporation of Holdings
          -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2  BYLAWS.  The Bylaws of Holdings in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3  DIRECTORS AND OFFICERS.  The directors of Holdings in office
          ----------------------
immediately prior to the Effective Time, together with Don A. Barnette and such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Holdings in office immediately prior to the Effective Time, together with Charles M. Barnes and such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  CONVERSION OF SHARES.  Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Holdings Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Tara Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Merger Consideration. The Merger Consideration shall be cash in the amount of $15.00 per share of Tara Common Stock, except that at the election of certain holders of the shares of Tara Common Stock described in Exhibit 1, the Merger Consideration may also include
                          ---------
shares of Holdings Common Stock; provided that the aggregate number of shares of Holdings Common Stock that Holdings shall issue in the merger shall not exceed 227,608 shares.

          (c) At the Effective Time, each share of Tara Common Stock which is to be converted into Holdings Common Stock pursuant to Section 3.1(b) shall be converted into the number of shares, or such fractions of a share (subject to Section 3.4 hereof) of Holdings Common Stock which shall be equal to $15 divided by the Market Value (the "Exchange Ratio"), subject to adjustment as hereinafter provided. The Market Value shall represent the per share market value of the Holdings Common Stock at the Effective Time and shall be determined by calculating the average of the closing prices (or, if there are no reported trades, the average of the closing bid and asked prices) of the Holdings Common Stock as reported on the Nasdaq NMS on each of the twenty (20) trading days ending on the fifth (5th) trading day immediately preceding the Effective Time, provided that (i) if the Market Value is less than $20.00 per share, the Exchange Ratio will be .75 shares of Holdings Common Stock for each share of Tara Common Stock, and (ii) if the Market Value is equal to or more than $26.00 per share, the Exchange Ratio will be .58 shares of Holdings Common Stock for each share of Tara Common Stock.

     3.2  ANTI-DILUTION PROVISIONS.  In the event Holdings changes the number of
          ------------------------
shares of Holdings Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Merger Consideration per Share shall be proportionately adjusted.

     3.3  SHARES HELD BY TARA OR HOLDINGS.  Each of the shares of Tara Common
          -------------------------------
Stock held by any Tara Company or by any Holdings Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  FRACTIONAL SHARES.  Notwithstanding any other provision of this
          -----------------
Agreement, each holder of shares of Tara Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Holdings Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Holdings Common Stock multiplied by $15 per share. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES
                               ------------------

     4.1  EXCHANGE PROCEDURES.  Unless the parties otherwise agree, promptly
          -------------------
after the Effective Time, Holdings shall cause the agent selected by it (the "Exchange Agent") to mail to the former shareholders of Tara appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Tara Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. After the Effective Time, each holder of shares of Tara Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Holdings and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section
3.4 of this Agreement, each holder of shares of Tara Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Holdings Common Stock to which such holder may be otherwise entitled (without interest). The Exchange Agent shall not be obligated to deliver the consideration to which any former holder of Tara Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Tara Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Tara Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, Holdings shall not be liable to a holder of Tara Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2  RIGHTS OF FORMER TARA SHAREHOLDERS.  At the Effective Time, the stock
          ----------------------------------
transfer books of Tara shall be closed as to holders of Tara Common Stock immediately prior to the Effective Time and no transfer of Tara Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Tara Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Tara who receive shares of Holdings Common Stock pursuant to Section 3.1(b) of this Agreement shall be entitled to vote after the Effective Time at any meeting of Holdings shareholders the number of whole shares of Holdings Common Stock into which their respective shares of Tara Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Tara Common Stock for certificates representing Holdings Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Holdings on the Holdings Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Holdings Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Tara Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Tara Common Stock certificate, both the Holdings Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF TARA
                     --------------------------------------

     Tara hereby represents and warrants to Holdings as follows:

     5.1  ORGANIZATION, STANDING, AND POWER.  Tara is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Tara is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara. Tara is duly registered as a bank holding company with the Federal Reserve Board and the Georgia Department of Banking and Finance.

     5.2  AUTHORITY; NO BREACH BY AGREEMENT.
          ---------------------------------

          (a) Tara has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Tara, subject to the approval of this Agreement by the holders of a majority of the outstanding Tara Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Tara, enforceable against Tara in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Tara, nor the consummation by Tara of the transaction contemplated hereby, nor compliance by Tara with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Tara's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Tara Company under, any Contract or Permit of any Tara Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Tara Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Tara of the Merger contemplated in this Agreement.

     5.3  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of Tara consists of 2,000,000 shares of Tara Common Stock, of which 697,999 shares are issued and outstanding as of the date of this Agreement and not more than 697,999 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Tara are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Tara has been issued in violation of any preemptive rights of the current or past shareholders of Tara.

          (b) There are no shares of capital stock or other equity securities of Tara outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Tara or contracts, commitments, understandings, or arrangements by which Tara is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     5.4  TARA SUBSIDIARIES.  Tara State Bank is the only subsidiary of Tara as
          -----------------
of the date of this Agreement and will be the only subsidiary of Tara at the Effective Time. Tara owns all of the issued and outstanding shares of capital stock of Tara State Bank. No equity securities of Tara State Bank are or may become required to be issued (other than to Tara) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Tara State Bank, and there are no Contracts by which Tara State Bank is bound to issue (other than to Tara) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any Tara Company is or may be bound to transfer any shares of the capital stock of Tara State Bank (other than to Tara). There are no Contracts relating to the rights of any Tara Company to vote or to dispose of any shares of the capital stock of Tara State Bank. All of the shares of capital stock of Tara State Bank held by Tara are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which Tara State Bank is organized and are owned by Tara free and clear of any Lien. Tara State Bank is a bank that is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is organized. Tara State Bank has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted, and Tara State Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara. Tara State Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     5.5  FINANCIAL STATEMENTS.  Tara has Previously Disclosed, and delivered to
          --------------------
Holdings prior to the execution of this Agreement copies of all Tara Financial Statements for periods ended prior to the date hereof and will deliver to Holdings copies of all Tara Financial Statements prepared subsequent to the date hereof. The Tara Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Tara Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Tara Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Tara Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     5.6  ABSENCE OF UNDISCLOSED LIABILITIES.  No Tara Company has any
          ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara except Liabilities which are accrued or reserved against in the consolidated balance sheets of Tara as of September 30, 1996 included in the Tara Financial Statements or reflected in the notes thereto. No Tara Company has incurred or paid any Liability since September 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

     5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 1996, (a)
          ------------------------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, and (b) the Tara Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of Tara provided in
Article 7 of this Agreement.

     5.8  TAX MATTERS.
          -----------

          (a) All Tax returns required to be filed by or on behalf of any of the Tara Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Tara and all returns filed are complete and accurate to the Knowledge of Tara. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, refund Litigation, or other matter in controversy with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Tara, except as reserved against in the Tara Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the Tara Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Tara Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (c) Adequate provision for any Taxes due or to become due for any of the Tara Companies for the period or periods through and including the date of the respective Tara Financial Statements has been made and is reflected on such Tara Financial Statements.

          (d) Deferred Taxes of the Tara Companies have been provided for in accordance with GAAP.

          (e) Each of the Tara Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (f) Effective January 1, 1993, Tara adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     5.9  ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance for possible loan
          ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of Tara included in the most recent Tara Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Tara included in the Tara Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Tara Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Tara Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Tara.

     5.10 ASSETS.  Except as Previously Disclosed or as disclosed or reserved
          ------
against in the Tara Financial Statements, the Tara Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Tara Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Tara's past practices. All Assets which are material to Tara's business on a consolidated basis, held under leases or subleases by any of the Tara Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the Tara Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Tara Companies is a named insured are reasonably sufficient. The Assets of the Tara Companies include all assets required to operate the business of the Tara Companies as presently conducted.

     5.11 ENVIRONMENTAL MATTERS.
          ---------------------

          (a) To the Knowledge of Tara, each Tara Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (b) There is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Tara Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Tara Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (c) There is no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Tara Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (d) To the Knowledge of Tara, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (e) During the period of (i) any Tara Company's ownership or operation of any of their respective current properties, (ii) any Tara Company's participation in the management of any Participation Facility, or (iii) any Tara Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on

Tara. Prior to the period of (i) any Tara Company's ownership or operation of any of their respective current properties, (ii) any Tara Company's participation in the management of any Participation Facility, or (iii) any Tara Company's holding of a security interest in a Loan Property, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (f) Tara has not participated in the day-to-day decision-making control over the environmental compliance of any Loan Property or Participation Facility.

     5.12 COMPLIANCE WITH LAWS.  Tara is duly registered as a bank holding
          --------------------
company under the BHC Act. Each Tara Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara. No Tara Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Tara Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, or
(iii) requiring any Tara Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13 LABOR RELATIONS.  No Tara Company is the subject of any Litigation
          ---------------
asserting that it or any other Tara Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Tara Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Tara Company, pending or threatened, or to its Knowledge, is there any activity involving any Tara Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14  EMPLOYEE BENEFIT PLANS.
           ----------------------

          (a) Tara has Previously Disclosed, and delivered or made available to Holdings prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Tara Company or Affiliate thereof for the benefit of employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors independent contractors, or other beneficiaries are eligible to participate (collectively, the "Tara Benefit Plans"). Any of the Tara Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Tara Pension Plan." No Tara Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All Tara Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara. No Tara Company nor, to the Knowledge of Tara, any other party has engaged in a transaction with respect to any Tara Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any Tara Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (c) Neither Tara nor any entity which is considered one employer with Tara under Section 414 of the Internal Revenue Code (an "ERISA Affiliate of Tara") maintains or has ever maintained a Tara Pension Plan.

          (d) No Tara Company has any obligations for retiree health and life benefits under any of the Tara Benefit Plans and there are no restrictions on the rights of such Tara Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Tara.

          (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Tara Company from any Tara Company under any Tara Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Tara Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (f) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Tara Company and their respective beneficiaries have been fully reflected on the Tara Financial Statements to the extent required by and in accordance with GAAP.

          (g) Tara and each ERISA Affiliate of Tara has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (h) Neither Tara nor any ERISA Affiliate of Tara is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (i) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Tara Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Tara Benefit Plan or against the assets of any Tara Benefit Plan.

     5.15 MATERIAL CONTRACTS.  Except as Previously Disclosed or otherwise
          ------------------
reflected in the Tara Financial Statements, none of the Tara Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Tara Company or the guarantee by any Tara Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(c) any Contracts between or among Tara Companies, or (d) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Tara Companies with the SEC as of the date of this Agreement that has not been filed as an exhibit to the Tara Companies Form 10-K filed for the fiscal year ended December 31, 1995, or in an SEC Document and identified by the Tara Companies (the "Tara Contracts"). None of the Tara Companies is in Default under any Tara Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara. All of the indebtedness of any Tara Company for money borrowed is prepayable at any time by such Tara Company without penalty or premium.

     5.16 LEGAL PROCEEDINGS.  Except as Previously Disclosed, there is no
          -----------------
Litigation instituted or pending, or, to the Knowledge of Tara, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Tara Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Tara Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

     5.17 REPORTS.  Since December 31, 1992, each Tara Company has timely filed
          -------
all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) applicable Regulatory Authorities and (b) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Tara's Knowledge did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument,
          ---------------------------
other writing or other information furnished or to be furnished by any Tara Company or any Affiliate thereof to Holdings pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Tara Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Tara's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Tara Company or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Tara, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Tara Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transaction contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19 ACCOUNTING TAX AND REGULATORY MATTERS.  No Tara Company or any
          -------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Tara, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition of the type described in the second sentence of such Section 9.1(b).

     5.20 CHARTER PROVISIONS.  Each Tara Company has taken all action so that
          ------------------
the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Tara Company or restrict or impair the ability of Holdings to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Tara Company that may be acquired or controlled by it.

     5.21 INTELLECTUAL PROPERTY.  Except as to the phrase "Money Tree," Tara and
          ---------------------
each of the Tara Subsidiaries own or possess valid and binding license and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither Tara nor any Tara Subsidiary has received any notice of conflict with respect thereto that asserts the right of others. Tara and each Tara Subsidiary have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any material contract, agreement, arrangement or commitment relating to any of the foregoing.

     5.22 REGISTRATION OBLIGATIONS.  Except as Previously Disclosed to Holdings,
          ------------------------
neither Tara nor any of its Subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger by reason of any Agreement to register any of its securities under the 1933 Act.

     5.23 LOANS.  Tara has Previously Disclosed a true, correct and complete
          -----
listing, by account or other identifying number, of (i) all loans in excess of $25,000 of Tara or any of the Tara Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Tara or any of the Tara Subsidiaries in excess of $25,000 which have been terminated by Tara or any of the Tara Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $25,000 as to which Tara or any of the Tara Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $25,000, all notification letters and other written communications from Tara or any of the Tara Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Tara or any of the Tara Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer, or other party which has notified Tara or any of the Tara Subsidiaries during the past twelve months of, or has asserted against Tara or any of the Tara Subsidiaries, in writing, any "lender liability" or similar claim, and to the best knowledge of Tara, each borrower, customer or other party which has given Tara or any of the Tara Subsidiaries any oral notification of, or which has orally asserted against Tara or any of the Tara Subsidiaries, any such claim; (vi) all loans in excess of $25,000 (A) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "substandard," "doubtful" or "loss," or the equivalent thereof, by any Regulatory Authority,
(D) for which a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than ninety (90) days past due, (E) for which the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection thereto; and
(vii) all loans or debts payable or owing by any executive officer or director of Tara or any of the Tara Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.


                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS
                   ------------------------------------------

     Holdings hereby represents and warrants to Tara as follows:

     6.1  ORGANIZATION, STANDING, AND POWER.  Holdings is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia. Holdings has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Holdings is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

     6.2  AUTHORITY; NO BREACH BY AGREEMENT.
          ---------------------------------

          (a) Holdings has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger and the Reorganization, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Holdings. This Agreement represents a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Holdings, nor the consummation by Holdings of the transaction contemplated hereby, nor compliance by Holdings with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Holdings's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Holdings Company under, any Contract or Permit of any Holdings Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Holdings Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Holdings of the Merger.

     6.3  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of Holdings consists of (i) 8,000,000 shares of Holdings Common Stock. On the date of this Agreement, there were 1,598,597 shares of Holdings Common Stock issued and outstanding. All of the issued and outstanding shares of Holdings Capital Stock are, and all of the shares of Holdings Common Stock to be issued in exchange for shares of Tara Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Holdings Common Stock has been, and none of the shares of Holdings Common Stock to be issued in exchange for shares of Tara Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Holdings. Holdings has reserved 326,500 shares of Holdings Common Stock for issuance under the Holdings Stock Plans, pursuant to which options to purchase not more than 278,683 shares of Holdings Common Stock are outstanding as of the date of this Agreement.

          (b) Except as set forth in Section 6.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of Holdings outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Holdings or contracts, commitments, understandings, or arrangements by which Holdings is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

          6.4  HOLDINGS SUBSIDIARIES.  Except as previously disclosed, Holdings
               ---------------------
has no Subsidiaries as of the date of this Agreement and at the Effective Time. Holdings owns all of the issued and outstanding shares of capital stock of the Holdings Subsidiaries. No equity securities of any Holdings Subsidiary are or may become required to be issued (other than to Holdings), by reason of any options, warrants, script, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Holdings Subsidiaries, and there are no Contracts by which any Subsidiary is bound to issue (other than to Holdings) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock by which Holdings or any Holdings Subsidiary is or may be bound to transfer any shares of capital stock of such Holdings Subsidiary (other than to Holdings). There are no contracts relating to the rights of any Holdings Subsidiary to vote or dispose of any shares of the capital stock of such Holdings Subsidiary. All of the shares of each Holdings Subsidiary held by Holdings are fully paid and nonassessable under the applicable Corporation Law of the jurisdiction in which such Holdings Subsidiary is organized and are owned by Holdings free and clear of any Lien. Each such Holdings Subsidiary is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets to carry on its business as now conducted, and each Holdings Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

     6.5  FINANCIAL STATEMENTS.  Holdings has Previously Disclosed and delivered
          --------------------
to Tara prior to the execution of this Agreement copies of all Holdings Financial Statements for periods ended prior to the date hereof and will deliver to Tara copies of all Holdings Financial Statements prepared subsequent to the date hereof. The Holdings Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Holdings Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Holdings Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Holdings Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     6.6  ABSENCE OF UNDISCLOSED LIABILITIES.   No Holdings Company has any
          ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Holdings as of September 30, 1996, included in the Holdings Financial Statements or reflected in the notes thereto. No Holdings Company has incurred or paid any Liability since September 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

     6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 1996,
          ------------------------------------
except as disclosed in SEC Documents filed by Holdings prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings, and (b) the Holdings Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of Holdings provided in Article 7 of this Agreement.

     6.8  TAX MATTERS.
          -----------

          (a) All Tax returns required to be filed by or on behalf of any of the Holdings Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before March 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Holdings, and all returns filed are complete and accurate to the Knowledge of Holdings. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, refund Litigation, or other matter in controversy with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Holdings, except as reserved against in the Holdings Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the Holdings Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Holdings Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (c) Adequate provision for any Taxes due or to become due for any of the Holdings Companies for the period or periods through and including the date of the respective Holdings Financial Statements has been made and is reflected on such Holdings Financial Statements.

          (d) Deferred Taxes of the Holdings Companies have been provided for in accordance with GAAP.

          (e) Effective April 1, 1993, Newnan Savings Bank, FSB ("Newnan") adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     6.9  ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The Allowance shown on the
          ----------------------------------
consolidated balance sheets of Holdings included in the most recent Holdings Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Holdings included in the Holdings Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Holdings Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Holdings Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Holdings.

     6.10 ASSETS.  Except as Previously Disclosed or as disclosed or reserved
          ------
against in the Holdings Financial Statements, the Holdings Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Holdings Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Holding's past practices. All Assets which are material to Holdings's business on a consolidated basis, held under leases or subleases by any of the Holdings Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the Holdings Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Holdings Companies is a named insured are reasonably sufficient. The Assets of the Holdings Companies include all assets required to operate the business of the Holdings Companies as presently conducted.

     6.11 ENVIRONMENTAL MATTERS.
          ---------------------

          (a) To the Knowledge of Holdings, each Holdings Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (b) There is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Holdings Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Holdings Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (c) There is no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Holdings Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (d) To the Knowledge of Holdings, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (e) During the period of (i) any Holdings Company's ownership or operation of any of their respective current properties, (ii) any Holdings Company's participation in the management of any Participation Facility, or
(iii) any Holdings Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings. Prior to the period of (i) any Holdings Company's ownership or operation of any of their respective current properties, (ii) any Holdings Company's participation in the management of any Participation Facility, or (iii) any Holdings Company's holding of a security interest in a Loan Property, to the Knowledge of Holdings, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

     (f) Tara has not participated in the day-to-day decision-making control over the environmental compliance of any Loan Property or Participation Facility.

     6.12 COMPLIANCE WITH LAWS.  Each Holdings Company has in effect all Permits
          --------------------
necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings. No Holdings Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Holdings Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings, or (iii) requiring any Holdings Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.13 LABOR RELATIONS.  No Holdings Company is the subject of any Litigation
          ---------------
asserting that it or any other Holdings Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Holdings Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Holdings Company, pending or threatened, or to its Knowledge, is there any activity involving any Holdings Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.14 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Holdings has Previously Disclosed and delivered or made available to Tara prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Holdings Company or Affiliate thereof for the benefit of employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Holdings Benefit Plans"). Any of the Holdings Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Holdings Pension Plan." No Holdings Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All Holdings Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings. Each Holdings ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Holdings is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Holdings, no Holdings Company nor any other party has engaged in a transaction with respect to any Holdings Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any Holdings Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (c) Except as Previously Disclosed, neither Holdings nor any entity which is considered one employer with Holdings under Section 414 of the Internal Revenue Code (an

"ERISA Affiliate of Holdings") maintains or has ever maintained a "defined benefit plan," as defined in Section 414(j) of the Internal Revenue Code.

          (d) Except as Previously Disclosed, (i) no Holdings Company has any obligations for retiree health and life benefits under any of the Holdings Benefit Plans and (ii) there are no restrictions on the rights of such Holdings Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Holdings.

          (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Holdings Company from any Holdings Company under any Holdings Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Holdings Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (f) Holdings and each ERISA Affiliate of Holdings have complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (g) Neither Holdings nor any ERISA Affiliate of Holdings is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (h) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Holdings Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Holdings Benefit Plan or against the assets of any Holdings Benefit Plan.

     6.15 MATERIAL CONTRACTS.  Except as Previously Disclosed or otherwise
          ------------------
reflected in the Holdings Financial Statements, none of the Holdings Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Holdings Company or the guarantee by any Holdings Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Holdings Companies, and (d) any other Contract or amendment thereto that would be required to be filed as an exhibit to a

Form 10-K filed by Holdings with the OTS as of the date of this Agreement that has not been filed as an exhibit to Holdings Form 10-K filed for the fiscal year ended March 31, 1996, or in an SEC Document and identified by Holdings (together with all Contracts referred to in Sections 6.9 and 6.13(a) of this Agreement, the "Holdings Contracts"). None of the Holdings Companies is in Default under any Holdings Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings. All of the indebtedness of any Holdings Company for money borrowed is prepayable at any time by such Holdings Company without penalty or premium.

     6.16 LEGAL PROCEEDINGS.  There is no Litigation instituted or pending, or,
          -----------------
to the Knowledge of Holdings, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Holdings Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings. Nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Holdings Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

     6.17 REPORTS.  Since December 31, 1992, each Holdings Company has timely
          -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Holdings' Knowledge did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.18 STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument,
          ---------------------------
other writing or other information furnished or to be furnished by any Holdings Company or any Affiliate thereof to Tara pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Holdings Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Tara's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any Holdings Company or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Tara, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Holdings Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.19 ACCOUNTING, TAX AND REGULATORY MATTERS.  No Holdings Company or any
          --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Holdings, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b).

     6.20 CHARTER PROVISIONS.  Each Holdings Company has taken all action so
          ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Holdings Company or restrict or impair the ability of any Tara shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Holdings Common Stock that may be acquired or controlled by it.

     6.21 INTELLECTUAL PROPERTY.  Holdings and each of the Holdings Subsidiaries
          ---------------------
own or possess valid and binding license and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither Holdings nor any Holdings Subsidiary has received any notice of conflict with respect thereto that asserts the right of others. Holdings and each Holdings Subsidiary have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any material contract, agreement, arrangement or commitment relating to any of the foregoing.

     6.22 LOANS.  Holdings has Previously Disclosed a true, correct and complete
          -----
listing, by account or other identifying number, of (i) all loans in excess of $25,000 of Holdings or any of the Holdings Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Holdings or any of the Holdings Subsidiaries in excess of $25,000 which have been terminated by Holdings or any of the Holdings Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $25,000 as to which Holdings or any of the Holdings Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $25,000, all notification letters and other written communications from Holdings or any of the Holdings Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Holdings or any of the Holdings Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer, or other party which has notified Holdings or any of the Holdings Subsidiaries during the past twelve months of, or has asserted against Holdings or any of the Holdings Subsidiaries, in writing, any "lender liability" or similar claim, and to the best knowledge of Holdings, each borrower, customer or other party which has given Holdings or any of the Holdings Subsidiaries any oral notification of, or which has orally asserted against Holdings or any of the Holdings Subsidiaries, any such claim; (vi) all loans in excess of $25,000 (A) that are contractually past due ninety (90) days or more in the payment of principal and/or interest,
(B) that are on nonaccrual status, (C) that have been classified "substandard," "doubtful" or "loss," or the equivalent thereof, by any Regulatory Authority,
(D) for which a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than ninety (90) days past due, (E) for which the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection thereto; and
(vii) all loans or debts payable or owing by any executive officer or director of Holdings or any of the Holdings Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1  AFFIRMATIVE COVENANTS OF TARA.  Unless the prior written consent of
          -----------------------------
Holdings shall have been obtained, and except as otherwise contemplated herein, Tara shall, and shall cause Tara State Bank: (a) to operate its business in the usual, regular and ordinary course consistent with past practice; (b) to preserve intact its business organization, employees, and advantageous business relationships and to retain the services of its officers and key employees and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2  NEGATIVE COVENANTS OF TARA.  From the date of this Agreement until the
          --------------------------
earlier of the Effective Time or the termination of this Agreement, Tara covenants and agrees that it will not do or agree or commit to do, or permit Tara State Bank to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Holdings, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Tara Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Tara Company to another Tara Company) except in the ordinary course of the business of Tara State Bank consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any Tara Company of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Tara Company, or declare or pay any dividend or make any other distribution in respect of Tara's capital stock; or

          (d) except for this Agreement or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Tara Common Stock or any other capital stock of any Tara Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of any Tara Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Tara Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of Tara State Bank (unless any such shares of stock are sold or otherwise transferred to Tara) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business of Tara State Bank for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or
     (ii) acquisitions of control by Tara State Bank in its fiduciary capacity;
     or

          (g) grant any increase in compensation or benefits to the employees or officers of any Tara Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with the plan adopted by its Board of Directors prior to the date of this Agreement as Previously Disclosed; enter into or amend any severance agreements with officers of any Tara Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Tara Company except in accordance with past practice Previously Disclosed; or

          (h) enter into or amend any employment Contract between any Tara Company and any Person (unless such amendment is required by Law) that the Tara Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Tara Company or make any material change in or to any existing employee benefit plans of any Tara Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Tara Company for money damages in excess of $25,000 or material restrictions upon the operations of any Tara Company; or

          (l) except in the ordinary course of the business of Tara State Bank, purchase, acquire, lease or agree to purchase, acquire or lease any Asset having a value of more than $25,000; or

          (m) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.3  COVENANTS OF HOLDINGS.  From the date of this Agreement until the
          ---------------------
earlier of the Effective Time or the termination of this Agreement, Holdings covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Holdings Common Stock and the business prospects of the Holdings Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the Holdings Companies' core businesses and goodwill with their respective employees and the communities they serve.

     7.4  ADVERSE CHANGES IN CONDITION.  Each Party agrees to give written
          ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5  REPORTS.  Each Party and its Subsidiaries shall file all reports
          -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  PROXY STATEMENT; SHAREHOLDER APPROVAL.  As soon as practicable after
          -------------------------------------
execution of this Agreement, Holdings shall take any action required to be taken under the 1933 Act and the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Holdings Common Stock upon consummation of the Merger. Tara shall furnish all information concerning it and the holders of its capital stock as Holdings may reasonably request in connection with such action. Tara shall call a Shareholders' Meeting, to be held as soon as reasonably practicable for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) Holdings, with the consent and approval, and on behalf of Tara, shall prepare a Proxy Statement and mail it to Tara's shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of Tara shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their shareholders the approval of this Agreement, (d) the Board of Directors and officers of Tara shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel), and (e) the members of the Board of Directors of Tara shall vote all of their shares of Tara Common Stock in favor of approval of this Agreement.

     8.2  APPLICATIONS.  Holdings shall promptly prepare and file, and Tara
          ------------
shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.3  FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, Holdings shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.4  AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transaction contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any resolicitation of proxies as a consequence of an acquisition agreement by Holdings or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.5  INVESTIGATION AND CONFIDENTIALITY.
          ---------------------------------

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party. Each Party shall promptly notify the others in writing of any matter which is or has the reasonable potential to be material.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.6  PRESS RELEASES.  Prior to the Effective Time, the Parties shall
          --------------
consult with each other and agree as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7  CERTAIN ACTIONS.  Except with respect to this Agreement and the
          ---------------
transactions contemplated hereby, no Tara Company nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by any Tara Company shall directly or indirectly (including, without limitation, through its officers, directors, employees or other representatives) solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Tara's Board of Directors as advised by counsel, no Tara Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Tara may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Tara shall promptly notify Holdings orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Tara shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.8  ACCOUNTING AND TAX TREATMENT.  Each of the Parties undertakes and
          ----------------------------
agrees to use its reasonable efforts to cause the Merger and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The Merger will be accounted for as a purchase transaction.

     8.9  CHARTER PROVISIONS.  Each Tara Company shall take all necessary action
          ------------------
to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Tara Company or restrict or impair the ability of Holdings to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Tara Company that may be acquired or controlled by it. Each Holdings Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Holdings Company or restrict or impair the ability of any Tara shareholder to vote, or otherwise exercise the rights of a shareholder with respect to, shares of Holdings Common Stock that may be acquired or controlled by it.

     8.10 AGREEMENT OF STOCK RECIPIENTS.  Tara shall use its best efforts to
          -----------------------------
cause each Person who will receive shares of Holdings Common Stock pursuant to
Section 3.1(b) hereof to deliver to Holdings not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or
   ---------
otherwise dispose of the shares of Tara Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Holdings Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Holdings shall be entitled to place restrictive legends upon certificates for shares of Holdings Common Stock issued to affiliates of Tara pursuant to this Agreement to enforce the provisions of this Section 8.10.

     8.11 EMPLOYEE BENEFITS AND CONTRACTS.  Following the Effective Time,
          -------------------------------
Holdings shall provide generally to officers and employees of the Tara Companies who continue employment with the Tara Companies following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Holdings Companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the Tara Companies prior to the Effective Time shall be treated as service with a Holdings Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Tara Benefit Plan of the same type immediately prior to the Effective Time. Holdings also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to Holdings between any Tara Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Tara Benefit Plans.

     8.12 INDEMNIFICATION.
          ---------------

          (a) Holdings shall use reasonable efforts to obtain a directors' and officers' liability insurance policy covering persons who are Directors and officers of the Tara Company at the date hereof currently covered for a period of three years after the Effective Time on terms no less favorable than those in effect on the date hereof, provided that Holdings shall not be obligated to make annual premium payments in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Tara's directors and officers, 150% of the annual premium payments on Tara's current policy in effect as of the date of this Agreement.

          (b) For a period of six years after the Effective Time, if Holdings fails to maintain the coverage under paragraph (a) of this Section 8.12, Holdings shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Tara Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Tara's Articles of Incorporation and Bylaws as in effect on the date hereof including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Holdings is required to effectuate any indemnification, Holdings shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Holdings and the Indemnified Party.

          (c) Any Indemnified Party wishing to claim indemnification under paragraph (b), upon learning of any such Liability or Litigation, shall promptly notify Holdings thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Holdings shall have the right to assume the defense thereof and Holdings shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Holdings elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Holdings and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Holdings shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Holdings shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified

Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) Holdings shall not be liable for any settlement effected without its prior written consent; and provided further that Holdings shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (d) If Holdings or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Holdings shall assume the obligations set forth in this Section 8.12.

     8.13 CERTAIN MODIFICATIONS.  Holdings and Tara shall consult with respect
          ---------------------
to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Tara shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Holdings and Tara also shall consult with respect to the character, amount and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement, and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.13.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective obligations
          ---------------------------------------
of each Party to perform this Agreement and consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (A) SHAREHOLDER APPROVAL.  The shareholders of Tara shall have
              --------------------
     approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

          (B) REGULATORY APPROVALS.  All Consents of, filings and registrations
              --------------------
     with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (C) CONSENTS AND APPROVALS.  Each Party shall have obtained any and
              ----------------------
     all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

          (D) LEGAL PROCEEDINGS.  No court or governmental or regulatory
              -----------------
     authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     9.2  CONDITIONS TO OBLIGATIONS OF HOLDINGS.  The obligations of Holdings to
          -------------------------------------
perform this Agreement and consummate the Merger are subject to the satisfaction of the following conditions, unless waived by Holdings pursuant to Section 11.6(a) of this Agreement:

          (A) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
     warranties of Tara set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Tara.

          (B) PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
              ---------------------------------------
     agreements and covenants of Tara to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C) CERTIFICATES.  Tara shall have delivered to Holdings (i) a
              ------------
     certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Tara's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Holdings and its counsel shall request.

          (D) OPINION OF COUNSEL.  Tara shall have delivered to Holdings an
              ------------------
     opinion of Glaze & Glaze, counsel to Tara, dated as of the Closing Date, in substantially the form of Exhibit 4 hereto.
                               ---------

          (E) STOCK RECIPIENT AGREEMENTS.  Holdings shall have received from
              --------------------------
     each recipient of Holdings Common Stock the letter referred to in Section
     8.10 hereof in the form attached as Exhibit 2 hereto.
                                         ---------

          (F) DISSENTING SHARES.  The aggregate number of shares of Tara Common
              -----------------
     Stock dissenting (as said term is defined in O.C.G.A. (S)14-2-1301(4)) to the Merger shall not exceed ten (10%) percent of the outstanding shares of Tara Common Stock unless Holdings, in its sole discretion, shall agree to a larger number.

          (G) COVENANTS NOT TO COMPETE.  The members of the Board of Directors
              ------------------------
     of Tara, other than Charles M. Barnes, shall have executed and delivered covenants not to compete in the form attached as Exhibit 3 hereto.
                                                      ---------

     9.3  CONDITIONS TO OBLIGATIONS OF TARA.  The obligations of Tara to perform
          ---------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Tara pursuant to Section 11.6(b) of this Agreement:

          (A) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
     warranties of Holdings set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (B) PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
              ---------------------------------------
     agreements and covenants of Holdings to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C) CERTIFICATES.  Holdings shall have delivered to Tara (i) a
              ------------
     certificate, dated as of the Effective Time and signed on their behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Holdings's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Tara and its counsel shall request.

          (D) OPINION OF COUNSEL.  Holdings shall have delivered to Tara an
              ------------------
     opinion of Glover & Davis, counsel to Holdings, dated as of the Closing Date, in substantially the form of Exhibit 5 hereto.
                                        ---------


                                   ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1 TERMINATION.  Notwithstanding any other provision of this Agreement,
          -----------
and notwithstanding the approval of this Agreement by the shareholders of Tara, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Boards of Directors of Holdings and Tara; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in
     Section 9.2(a) of this Agreement in the case of Holdings and Section 9.3(a) of this Agreement in the case of Tara; or

          (c) By the Board of Directors of any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Tara fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transaction was presented to such shareholders for approval and voted upon; or

          (d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before May 31, 1997, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

          (e) By the Board of Directors of any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(d) of this Agreement; or

          (f) By the Board of Directors of Holdings or Tara, at any time prior to 5:00 p.m. on December 16, 1996, without any Liability if, as a result of its due diligence review of the other Party, it determines that the condition of the other Party is materially less favorable to it than as disclosed in the financial statements and other written material furnished to it by the other Party.

     10.2 EFFECT OF TERMINATION.  In the event of the termination and
          ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (a) the provisions of this Section 10.2 and Article 11 and Section 8.5(b) of this Agreement shall survive any such termination and abandonment, and (b) a termination pursuant to Sections 10.1(b) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.  The respective
          ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10 and 8.12 of this Agreement and the Confidentiality Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

          11.1  DEFINITIONS.  Except as otherwise provided herein, the
                -----------
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "BOOK VALUE" shall mean common stock, surplus, undivided profits, current year profits, reserves for organizational expenses and reserves for possible loan losses. Book Value shall not include unrealized gains or losses from securities portfolios or treasury stock.

          "CLOSING" shall mean the closing of the transaction contemplated hereby, as described in Section 1.2 of this Agreement.

          "CLOSING DATE" shall mean the date on which the Effective Time occurs.

          "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement dated June 19, 1996, between Holdings and Tara.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning provided in Section 5.14 of this Agreement.

          "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

          "EXCHANGE AGENT" shall have the meaning provided in Section 4.1 of this Agreement.

          "EXHIBITS" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GEORGIA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Holdings and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law.

          "HOLDINGS BENEFIT PLANS" shall have the meaning set forth in Section
     6.14 of this Agreement.

          "HOLDINGS CAPITAL STOCK" shall mean, collectively, the Holdings Common Stock and any other class or series of capital stock of Holdings.

          "HOLDINGS COMMON STOCK" shall mean the $1.00 par value common stock of Holdings.

          "HOLDINGS COMPANIES" shall mean, collectively, Holdings, all Holdings Subsidiaries, including Newnan and all Newnan Subsidiaries.

          "HOLDINGS FINANCIAL STATEMENTS" shall mean (a) the consolidated statements of condition (including related notes and schedules, if any) of Holdings as of September 30, 1996, and of Newnan as of March 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three years ended March 31, 1996, 1995 and 1994, as filed by Holdings or Newnan in SEC Documents and (b) the consolidated statements of condition of Holdings (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

     "HOLDINGS STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Holdings.

          "HOLDINGS SUBSIDIARIES" shall mean the Subsidiaries of Holdings.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable. (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) as to any Tara Company, the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, including but not limited to a decrease in the Party's Book Value, or (b) as to any Tara Company or any Holdings Company, the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "MERGER" shall mean the merger of Tara with and into Holdings referred to in Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ" shall mean the National Market System or the SmallCap System of the National Association of Securities Dealers Automated Quotations System.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "OWNS OR CONTROLS" shall refer to all shares of a holder of Tara Common Stock which are owned of record on the date of this Agreement by such Holder, by members of such Holder's family or by any entity (including any trusts or retirement plans) controlled by such holders or family members as for their immediate benefit. All matters pertaining to shares which a holder "owns or controls" shall be determined by the Board of Directors of Tara, whose decision absent fraud or malfeasance, shall be final and binding.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Tara or Holdings, and "Parties" shall mean all said entities.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PREVIOUSLY DISCLOSED" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 11.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified by the Party making the disclosure.

          "PROXY STATEMENT" shall mean the proxy statement used by Tara to solicit the approval of its shareholders of the transaction contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Tara to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING CORPORATION" shall mean Holdings as the surviving corporation resulting from the Merger.

          "TARA BENEFIT PLANS" shall have the meaning set forth in Section 5.14 of this Agreement.

          "TARA COMMON STOCK" shall mean the $10.00 par value common stock of Tara.

          "TARA COMPANIES" shall mean, collectively, Tara and Tara State Bank.

          "TARA FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Tara as of September 30, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three fiscal years ended

     December 31, 1995, 1994 and 1993, and (b) the consolidated balance sheets of Tara (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1996.

          "TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

     11.2 EXPENSES.  Except as otherwise provided in this Section 11.2, each of
          ---------
the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the fees and expenses payable in connection with the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

     11.3 BROKERS AND FINDERS.  Each of the Parties represents and warrants that
          -------------------
neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Tara or Holdings, each of Tara and Holdings, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT.  Except as otherwise expressly provided herein, this
          ----------------
Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.12 of this Agreement.

     11.5 AMENDMENTS.  To the extent permitted by Law, this Agreement may be
          ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Tara Common Stock, there shall be made no amendment decreasing the consideration to be received by Tara shareholders without the further approval of such shareholders.

     11.6 WAIVERS.
          -------

          (a) Prior to or at the Effective Time, Holdings, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Tara, to waive or extend the time for the compliance or fulfillment by Tara of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Holdings under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Holdings.

          (b) Prior to or at the Effective Time, Tara, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Holdings, to waive or extend the time for the compliance or fulfillment by Holdings of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Tara under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Tara.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT.  Except as expressly contemplated hereby, neither this
          ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

  Holdings:              Newnan Holdings, Inc.
                         19 Jefferson Street
                         Newnan, Georgia 30263
                         Attention: Tom Moat

  Copy to Counsel:       Glover & Davis
                         P.O. Box 1038
                         Newnan, Georgia 30264
                         Attention: J. L. Glover, Jr.

  Tara:                  Tara Bankshares Corporation
                         6375 Highway 85
                         Riverdale, Georgia 30274-1641
                         Attention:  Charles M. Barnes

  Copy to Counsel:       Glaze & Glaze
                         120 N. McDonough Street
                         Jonesboro, Georgia 30236-3692
                         Attention: Kirby A. Glaze

  And, in either case,   Powell, Goldstein, Frazer & Murphy
     copy to:            Sixteenth Floor
                         191 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Attention: Walter G. Moeling, IV

     11.9   GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11  CAPTIONS.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     11.12  ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13  SEVERABILITY.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14  PREVIOUSLY DISCLOSED.  Notwithstanding the definition of "Previously
            --------------------
Disclosed" contained in Section 11.1 hereof or the other terms and conditions of this Agreement, the Parties hereto agree that materials reflected as having been Previously Disclosed in this Agreement have not yet been distributed by each Party to the other. Each Party shall deliver the appropriate schedule of materials Previously Disclosed not later than 5:00 p.m. on November 26, 1996.
If the materials disclosed by either the Tara Companies or the Holding Companies reveals previously undisclosed matters which, either individually or in the aggregate, would have a Material Adverse Effect, the recipient of such Previously Disclosed materials shall have the right to terminate its obligations under this Agreement on or before 5:00 p.m. on December 16, 1996.



                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                             NEWNAN HOLDINGS, INC.


                                    By:
-----------------------------          -------------------------------
Secretary
                                    President
[CORPORATE SEAL]



ATTEST:                             TARA BANKSHARES CORPORATION


                                    By:
-----------------------------          -------------------------------
Secretary
                                    President
[CORPORATE SEAL]



                      [SIGNATURES CONTINUED ON NEXT PAGE]

          The undersigned individual directors of Newnan Holdings, Inc. have hereunto set their hand and seal as to their obligations under Sections 8.4 and
8.5 hereof:


                                                              (SEAL)
                                ------------------------------
                                J. Littleton Glover,Jr.


                                                              (SEAL)
                                ------------------------------
                                Tom Moat


                                                              (SEAL)
                                ------------------------------
                                Ellis A. Mansour

     The undersigned individual directors of Tara have hereunto set their hand and seal as to their obligations under Sections 8.4, 8.5, 8.7, 8.10 and 9.2(g) hereof:

                                                              (SEAL)
                                ------------------------------
                                James L. Askew


                                                              (SEAL)
                                ------------------------------
                                James W. Babb, Jr.


                                                              (SEAL)
                                ------------------------------
                                Charles M. Barnes


                                                              (SEAL)
                                ------------------------------
                                J. W. Benefield


                                                              (SEAL)
                                ------------------------------
                                C. Wallace Carrouth


                                                              (SEAL)
                                ------------------------------
                                George E. Glaze


                                                               (SEAL)
                                -------------------------------
                                Sanford E. Gruskin


                                                              (SEAL)
                                ------------------------------
                                A. G. Lee


                                                              (SEAL)
                                ------------------------------
                                Don A. Barnette

                                   EXHIBIT 1
                                   ---------



     Any Tara State Bankshares, Inc. ("Tara") shareholder holding in their own name or for their own beneficial interest (as set forth in the requirements of Regulation D issued by the Securities and Exchange Commission pursuant to the federal Securities Act of 1933) one hundred thousand (100,000) shares or more of Tara stock shall have the election of converting all or any portion of said stock to Newnan Holdings, Inc. ("Holdings") stock at the Exchange Ratio defined in the Merger Agreement.

     All shareholders holding thirty-five hundred (3,500) or more, but not less than 100,000, shares of Tara stock will be entitled to elect, in the order of the shareholder holding the largest number of shares first, and descending by number of shares held thereafter, to elect to take up to fifty percent (50%) of their Merger Consideration in the form of Holdings stock at the Exchange Ratio; provided, however, that the total number of shares of Holdings stock to be exchanged as a part of the Merger Consideration shall not exceed two hundred twenty-seven thousand six hundred and eight (227,608) shares.

     The provisions of Regulation D of the Securities and Exchange Act of 1934 shall determine if a shareholder, who has ownership of shares in related entities, will be counted as a single shareholder.

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                             NEWNAN HOLDINGS, INC.
                                      AND
                          TARA BANKSHARES CORPORATION



          THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into as of this ______ day of February, 1997, by and between NEWNAN HOLDINGS, INC. ("Holdings") and TARA BANKSHARES CORPORATION ("Tara").

          WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated November 21, 1996 (the "Merger Agreement") pursuant to which Holdings will acquire Tara and its subsidiary, Tara State Bank; and

          WHEREAS, the parties now desire to amend the Merger Agreement;

          NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party hereto, it is agreed by and between the parties that the Merger Agreement shall be modified as follows:

          1. Section 3.1(b) of Article 3 is hereby deleted in its entirety and the following Section 3.1(b) is hereby inserted in its place:

               (b) Each share of Tara Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Merger Consideration. The Merger Consideration shall consist of an aggregate of $10,469,000, which shall be payable in cash and in Holdings Common Stock, which stock shall be valued as set forth in Section 3.1(c) of this Agreement. The Merger Consideration shall be allocated between cash and Holdings Common Stock as set forth in Exhibit 1 to this Agreement.

     2. Exhibit 1 to the Merger Agreement is hereby deleted in its entirety and the following Exhibit 1 is hereby inserted in its place:

                                   EXHIBIT 1

                    Any Tara State Bankshares, Inc. ("Tara") shareholder holding in their own name or for their own beneficial interest

          (as set forth in the requirements of Regulation D issued by the Securities and Exchange Commission pursuant to the federal Securities Act of 1933) one hundred thousand (100,000) shares or more of Tara stock shall have the election of converting all or any portion of said stock to Newnan Holdings, Inc. ("Holdings") stock at the Exchange Ratio defined in the Merger Agreement.

                    All shareholders holding thirty-five hundred (3,500) or more, but less than 100,000, shares of Tara stock will be entitled to elect, in the order of the shareholder holding the largest number of shares first, and descending by number of shares held thereafter, to elect to take up to fifty percent (50%) of their Merger Consideration in the form of Holdings stock at the Exchange Ratio; provided, however, that the total number of shares of Holdings stock to be exchanged as a part of the Merger Consideration shall not exceed two hundred twenty-seven thousand six hundred and eight (227,608) shares, and provided, further, that if the foregoing elections do not result in at least 40% of the total Merger Consideration being payable in Holdings Stock, the balance of the available Holdings Stock not so elected shall be divided among all of the Tara shareholders eligible to elect to receive Holdings Stock and the amount of cash to be paid to such Tara shareholders shall be reduced accordingly.

                    The provisions of Regulation D of the Securities and Exchange Act of 1934 shall determine if a shareholder, who has ownership of shares in related entities, will be counted as a single shareholder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a document under seal by their duly authorized officers as of the day and year first above written.


ATTEST:                                 NEWNAN HOLDINGS, INC.


                                        By:  /s/ Tom Moat
---------------------------                -------------------------------
Secretary                                    Tom Moat
                                             President


[CORPORATE SEAL]






ATTEST:                                 TARA BANKSHARES CORPORATION

                                        By:  /s/ Charles M. Barnes
---------------------------                -------------------------------
Secretary                                    Charles M. Barnes
                                             President



[CORPORATE SEAL]




                                      -3-